State of Delaware
Secretary of State
Division of Corporations
Delivered 04:22 PM 06/13/2018
FILED 04:22 PM 06/13/2018
20185135228 - File Number 6641951

**Certificate of Amendment to**
**Dense Forest Acquisition Corporation**
**Certificate of Incorporation**
**June 12, 2018**

Dense Forest Acquisition Corporation (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law, hereby certifies as follows:

FIRST: by unanimous consent of the Board of Directors and by written consent of the shareholders, an amendment to the Certificate of Incorporation of the Corporation, as written below, was adopted in accordance with Section 242 of the Delaware General Corporation Law.

SECOND: Article One to the Certificate of Incorporation shall be amended in its entirety to read as follows:

"ARTICLE ONE
NAME

The name of the Corporation is Global Diversified Marketing Group Inc."

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers on this 12th day of June 2018.

DENSE FOREST ACQUISITION CORPORATION

Attest:

BY: [signature]
James Cassidy
President

[signature]
James Cassidy
Secretary

C:\DATA\WP8\600\WORK600\CERTAMENDNAMEGLOBAL.DEN.WPD